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                                                                     EXHIBIT 5.1


VINSON & ELKINS                                        VINSON & ELKINS L.L.P.
ATTORNEYS AT LAW                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com
April 17, 2002



ExpressJet Holdings, Inc.
1600 Smith Street, HQSCE
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as counsel for ExpressJet Holdings, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-1 and the amendments thereto (Registration No. 333-64808) (the "Initial Registration Statement"), together with the registration statement (the "462(b) Registration Statement") filed with respect to the Initial Registration Statement under Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") (such Initial Registration Statement and the 462(b) Registration Statement being collectively referred to herein as the "Registration Statements"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, covering the registration of the offer and sale by the Company of up to 10,000,000 shares (the "Company Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), and the offer and sale by the selling stockholder listed in the Registration Statements (the "Selling Stockholder") of up to 24,500,000 shares of Common Stock (the "Selling Stockholder Shares"), sold pursuant to the terms of the underwriting agreement (the "Underwriting Agreement") to be executed by the Company, the Selling Stockholder, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates (the "Underwriters"). The Company Shares and the Selling Stockholder Shares are collectively referred to as the "Shares."

         We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the offer and sale of the Shares, (iv) the Registration Statements and (v) the form of the Underwriting Agreement to be executed by the Company, the Selling Stockholder and the Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statements, and any amendments thereto (including post-effective amendments), will have become effective (ii) and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statements and the applicable prospectus.

         Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statements, will be validly issued, fully paid and nonassessable.


    AUSTIN    o    BEIJING    o    DALLAS    o    HOUSTON    o    LONDON    o
      MOSCOW    o    NEW YORK    o    SINGAPORE    o    WASHINGTON, D.C.

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ExpressJet Holdings, Inc.
Page 2
April 17, 2002

         The foregoing opinion is limited to the laws of the United States of America, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name in the prospectus forming a part of the Registration Statements under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,



Vinson & Elkins L.L.P.